Exhibit (8)(AD2)

Amendment No. 2 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

TIAA-CREF Life Insurance Company

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), TIAA-CREF Life Insurance Company (the “Company” or “you”), on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated February 1, 2006 and amended June 5, 2007 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedules B and D of the Agreement are deleted in their entirety and replaced with the Schedules B and D attached hereto, respectively.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of August 1, 2007.

The Company:	TIAA-CREF LIFE INSURANCE COMPANY

	By:	/s/ Gregory E. Smith
	Name:	Gregory E. Smith
	Title:	Vice President

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE
PRODUCTS TRUST
Only on behalf of each Portfolio listed on Schedule C of the Agreement
	By:	/s/ Karen L. Skidmore
	Name:	Karen L. Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By:	/s/ Thomas Regner
	Name:	Thomas Regner
	Title:	Senior Vice President

Schedule B

Accounts of the Company

Name of Account	SEC Registration
Yes/No
TIAA-CREF Separate Account VLI-1 TIAA-CREF Separate Account VA-1	Yes Yes

Schedule D

Contracts of the Company

Intelligent Life Variable Universal Life

Intelligent Variable Annuity Contract

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